THIS DEBENTURE AND THE SECURITIES TO BE ISSUED UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "1933 SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND THE DEBENTURE MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 SECURITIES ACT) WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT.

BY CONVERTING THIS DEBENTURE, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE SECURITIES TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION;
(ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 SECURITIES ACT; (iii) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 SECURITIES ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 SECURITIES ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE DEBENTURE AND THE SECURITIES TO BE ISSUED UPON THE CONVERSION THEREOF SHALL NOT TRADE SUCH SECURITIES BEFORE APRIL 5, 2003.

THIS DEBENTURE IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 4, 2002 AMONG STAKE TECHNOLOGY LTD., CLARIDGE ISRAEL LLC, HARRISTRUST AND SAVINGS BANK AND BANK OF MONTREAL, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME.


                              STAKE TECHNOLOGY LTD.
                     (Incorporated under the laws of Canada)

     FOR VALUE RECEIVED, Stake Technology Ltd. (the "Corporation") hereby promises to pay to CLARIDGE ISRAEL LLC on November 30, 2004, or on such earlier date as the principal hereof may become due in accordance with the provisions of the Debenture Purchase Agreement (as defined below), the principal sum of Five Million Dollars ($5,000,000) in lawful money of the United States of America, upon presentation and surrender of this Convertible Debenture at the principal office of the Corporation and until maturity, to pay interest by cheque on the said sum from the date hereof in like money at the rate of five and one-half percent (5.5%) per annum, payable on a quarterly basis commencing on the date hereof until the Maturity Date and at the Default Rate thereafter.

     This Debenture is one of a duly authorized issue of securities of the Corporation (hereinafter referred to as the "Convertible Debentures") and is issued pursuant to a debenture purchase agreement bearing formal date of December 4, 2002 between the Corporation and Claridge Israel LLC (the "Debenture Purchase Agreement").

     The aggregate principal amount of Debentures which may be issued under the Debenture Purchase Agreement is Five Million Dollars ($5,000,000). Reference is made to the Debenture Purchase Agreement for a further statement of the rights of the holders of Debentures issued thereunder, to the same effect as if the provisions of the Debenture Purchase Agreement were set forth herein in full, to all of which provisions the holder of this Convertible Debenture by acceptance hereof assents.

     The principal amount and accrued interest of this Convertible Debenture is convertible at the option of the holder at any time after November 30, 2003 (and earlier under certain circumstances set forth in the Debenture Purchase Agreement) into Common Shares of the Corporation at a conversion price of U.S. $3.00 per share subject to adjustment in certain events as provided in the Debenture Purchase Agreement.

     This Convertible Debenture is subject to prepayment.

     The Debenture Purchase Agreement provides, among other things, for:

a) the exchange of this Convertible Debenture at the option of the holder for similar Convertible Debentures in other authorized denominations in an equal aggregate principal amount; and

b) the acceleration of the maturity of this Convertible Debenture in the case of the sale of a specified property or of an Event of Default as set forth in the Debenture Purchase Agreement.

     This Convertible Debenture shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario.

     All terms used in this Convertible Debenture which are defined in the Debenture Purchase Agreement shall have the respective meanings assigned to them therein except as otherwise expressly provided herein or unless the context otherwise requires.

     AND this Convertible Debenture has been duly executed and the corporate seal of the Corporation affixed hereto as of December 4, 2002.



                                          STAKE TECHNOLOGY LTD.



                                          per: /s/ Jeremy N. Kendall
                                               ---------------------------------
                                               Name:  Jeremy N. Kendall
                                               Title:    Chief Executive Officer

                                          per: /s/ John Dietrich
                                               ---------------------------------
                                               Name:  John Dietrich
                                               Title:    Vice President